EXHIBIT 5.1


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                [OPINION LETTERHEAD OF THACHER PROFFITT & WOOD]

                                                November 5, 1996


PaineWebber Mortgage Acceptance Corporation IV
1285 Avenue of the Americas
New York, New York  10019

               Re: PaineWebber Mortgage Acceptance Corporation IV Asset-Backed Certificates
                     Registration Statement on Form S-3
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Dear Sirs:

               We are counsel to PaineWebber Mortgage Acceptance Corporation IV, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Asset-Backed Certificates (the "Certificates") and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (in the case of Trust Funds including Residential Loans) among the Registrant, a trustee to be identified in the prospectus supplement for such series of Certificates and a master servicer to be identified in the prospectus supplement for such series of Certificates or under separate trust agreements (in the case of Trust Funds including Agency Securities) among the registrant and a trustee to be identified in the prospectus supplement for such series of certificates. Each pooling and servicing agreement and trust agreement (each, an "Agreement") will be in the forms filed as Exhibits to the Registration Statement.

               Capitalized terms used but not defined herein have the meanings set forth in the Registration Statement.

               In connection with rendering this opinion letter, we have examined the forms of the Agreements contained as Exhibits in the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary and relevant. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all


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PaineWebber Mortgage Acceptance Corporation IV
November 5, 1996                                                         Page 2.

signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties, other than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties, we also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the validity, binding effect and enforceability of such documents.

               In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of the "doing business" or securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of such agreements that purport to provide indemnification from securities law liabilities.

               Based on the foregoing, we are of the opinion that:

               1. When an Agreement for a series of Certificates has been duly authorized by all necessary organizational action and duly executed and delivered by the parties thereto, such Agreement will be a legal and valid obligation of the Registrant.

               2. When an Agreement for a series of Certificates has been duly authorized by all necessary organizational action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of that Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of that Agreement.

               We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the heading "Legal Matters", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.

                                          Very truly yours,

                                          THACHER PROFFITT & WOOD

                                          By  /s/ Paul D. Tvetenstrand